Exhibit 10.11

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this "Amendment") is dated as of April 27, 2016 (the "Effective Date"), by and between Berrueta Family L.P., a California limited partnership ("Landlord") and Protagonist Therapeutics, Inc., a Delaware corporation ("Tenant"), with reference to the following facts and objectives:

RECITALS

A. Landlord and Tenant entered into that certain Lease, dated as of September 30, 2013 (the "Initial Lease"), as amended by that certain First Amendment to Lease dated as of March 24, 2014, that certain Second Amendment to Lease dated as of May 4, 2015 and that certain Third Amendment to Lease dated as of August 11, 2015, pertaining to certain premises located at 521 Cottonwood Drive, Milpitas, California. Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 10,293 rentable square feet (the "Existing Premises").

B. Landlord and Tenant desire to amend the Lease to, among other things, expand the Premises as defined in the Lease to include additional space in the Building, consisting of approximately 1,079 rentable square feet, as shown on Exhibit A attached hereto (the "Additional Space"). The Initial Lease, as amended, shall be referred to as the "Lease".

AGREEMENT

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Effective Date. The terms of this Amendment shall be effective on the Effective Date.

2. Expansion. Effective one (1) day following full execution and delivery of this Amendment by Landlord and Tenant (the "Additional Space Commencement Date") and throughout the remainder of the Term, the Premises shall include the Additional Space, the square footage of the Premises shall be increased by 1,079 rentable square feet to 11,372 rentable square feet, and the Existing Premises and the Additional Space shall collectively be deemed the Premises. On the Additional Space Commencement Date, the Additional Space shall be delivered to Tenant and in its as-is condition, and Tenant shall not be entitled to receive, with respect to the Additional Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises. Notwithstanding the foregoing, any delay in delivery of the Additional Space beyond the Additional Space Commencement Date shall result in a postponement of Tenant's obligation to pay Rent with respect to the Additional Premises until such delivery, but shall not otherwise subject Landlord to any liability for loss or damage resulting therefrom.

3. Tenant's Share. Commencing on the Additional Space Commencement Date, Tenant's Share of the Building shall be increased by a sum equal to 1.62%.

4. Base Rent. Effective as of the Additional Space Commencement Date and throughout the remainder of the Term, the Base Rent schedule on the first page of the Lease shall be changed to the following:

May 1, 2016 – April 30, 2017:	$34,570.88

May 1, 2017 – August 31, 2017:	$35,608.01
September 1, 2017 – April 30, 2018:	$21,844.27

5. Security Deposit. The Security Deposit is hereby increased by Three Thousand One Hundred Eighty Three Dollars and Five Cents ($3,183.05) and Tenant shall deliver such amount to Landlord concurrently herewith.

6. Disproportionate Use of Utilities. Landlord and Tenant acknowledge and agree that Tenant intends to operate a vivarium in the Additional Space that will involve a disproportionate and after-hours usage of utilities. Tenant shall pay the cost of such disproportionate and after-hours usage of utilities as reasonably determined in good faith by Landlord from time to time within twenty (20) days of request by Landlord. If Tenant reasonably disagrees with Landlord's determination of such disproportionate and after-hours usage, without relieving Tenant of its obligation to timely make such payment, Tenant may notify Landlord of such disagreement and Landlord will promptly share its methodology and relevant data with Tenant and negotiate in good faith with Tenant to make appropriate adjustments based on errors in Landlord's determination accurately identified by Tenant. Landlord shall promptly refund to Tenant any overpayment agreed upon by the parties.

7. Miscellaneous. This Amendment, together with the Lease, constitutes the entire agreement between Landlord and Tenant regarding the Lease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns. No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both Landlord and Tenant. Except as specifically amended hereby, all of the terms and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Lease. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same Amendment. This Amendment may be delivered to the other party hereto by facsimile or email transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first above written.

LANDLORD:		TENANT:

BERRUETA FAMILY L.P., a California limited partnership		PROTAGONIST THERAPEUTICS, INC., a Delaware corporation

By:		By:

Name:	MARIA BERRUETA	Name:	Dinesh V. Patel

Its:	PARTNER	Its:	CEO & President

EXHIBIT A

Additional Space

386 SF (as shown)
x 1.21 occ load =
467 RSF
SECOND FLOOR
609 SF x 1.21 occ
load = 736 RSF
FIRST FLOOR

521 COTTONWOOD DRIVE
MILPITAS, CA. 95035

TRUE NORTH
NOT TO SCALE
N